UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2026

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-756-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $15,525.00 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 11, 2026, Silexion Therapeutics Corp (the “Company” or “Silexion”) offered and sold in a public offering on a best efforts basis (the “Offering”), and on August 13, 2026, Silexion consummated the Offering with respect to, (i) 2,028,619 of the Company’s ordinary shares (the “Shares”), par value $0.135 per share (“Ordinary Shares”), (ii) 1,817,542 pre-funded warrants to purchase 1,817,542 Ordinary Shares (the “Pre-Funded Warrants”), and (iii) 3,846,161 Series E ordinary warrants, each to purchase one Ordinary Share (a “Ordinary Warrant” and together with the Pre-Funded Warrants, the “Warrants”), at a purchase price of $0.65 per Share and accompanying Ordinary Warrants, and $0.6499 per Pre-Funded Warrant and accompanying Ordinary Warrants. Aggregate gross proceeds from the Offering (without taking into account any proceeds from any future exercises of Warrants) were approximately $2.5 million.

The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per Ordinary Share and will not expire until exercised in full. The Ordinary Warrants have an exercise price of $0.65 per Ordinary Share, are immediately exercisable, and may be exercised until the five (5)-year anniversary of the issuance date thereof.

A holder of the Warrants will not have the right to exercise any portion of its Pre-Funded Warrants or Ordinary Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own Ordinary Shares in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise.

A certain investor in the Offering entered into a definitive securities purchase agreement with the Company (the “Purchase Agreement”). The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Purchase Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of thirty (30) days following the closing of the Offering. In addition, subject to limited exceptions, the Purchase Agreement provides that for a period of one year following the closing of the Offering, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement.

H.C. Wainwright & Co., LLC acted as the sole placement agent (the “Placement Agent”), on a “best efforts” basis, in connection with the Offering. On September 8, 2024, the Company and the Placement Agent had entered into a letter agreement with the Company to serve as exclusive underwriter, agent or advisor in any offering of securities of the Company for a six-month term (the “Engagement Agreement”). The Engagement Agreement has been extended three times since its initial effectiveness and currently runs through November 15, 2026. Under the Engagement Agreement, as extended, the Company paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company in the Offering, as well as a management fee equal to 1.0% of the gross proceeds raised in the Offering. Pursuant to the Engagement Agreement, the Company also reimbursed the Placement Agent $7,500 for non-accountable expenses and up to $70,000 for fees and expenses of legal counsel and other out-of-pocket expenses of the Placement Agent in connection with the Offering. Further pursuant to the Engagement Agreement, the Company issued to the Placement Agent or its designees 269,231 warrants to purchase up to 269,231 Ordinary Shares, representing 7.0% of the sum of the Shares and Pre-Funded Warrants sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $0.8125 per Ordinary Share (representing 125% of the public offering price per Share and accompanying Ordinary Warrant), are exercisable for five years from the date of the commencement of sales in this offering, and otherwise reflect substantially the same terms as the Ordinary Warrants. The Engagement Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The net proceeds to the Company from the Offering were approximately $2.1 million before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering to advance the Company’s SIL204 clinical trial and for general corporate purposes.

The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-298137), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 11, 2026.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Ordinary Warrants and the Placement Agent Warrants are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K (a “Form 8-K”) and are incorporated by reference herein.

On August 11, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of that press release is filed as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

On August 13, 2026, in connection with the closing of the Offering, the Company converted $750,001 of the principal amount outstanding under the amended and restated promissory note, dated August 15, 2024 (the “Sponsor Note”), that the Company previously issued to Moringa Sponsor, L.P. (“Moringa Sponsor”) (the “Note”) into 1,153,848 Ordinary Shares, at a conversion price of $0.65 per share (the price per share in the Offering), and issued those shares to Moringa Sponsor pursuant to the terms of the Note. That conversion reduced the amount outstanding under the Note to $206,462. In addition, prior to the closing of the Offering, the Company issued an aggregate of 823,770 Ordinary Shares upon the exercise of Pre-Funded Warrants issued in the Offering.

After giving effect to (i) various sales under the Company’s at-the-market (ATM) offering program during and following the second quarter ended June 30, 2026, (ii) the closing of the Offering, (iii) the conversion under the Note, and (iv) the exercise of the Pre-Funded Warrants issued in the Offering, the Company estimates that its shareholders' equity as of June 30, 2026, as adjusted to reflect the foregoing transactions, is currently approximately $3.2 million.

The foregoing estimate of shareholders' equity is preliminary, has not been audited or reviewed by the Company's independent registered public accounting firm.

Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this report, including statements regarding the intended use of net proceeds from the Offering and the Company's estimated shareholders' equity, are forward-looking statements. Those forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) the inherent uncertainties associated with preclinical research and drug development, including the risk that preclinical findings may not translate to clinical outcomes; (ii) Silexion’s ability to successfully complete additional preclinical studies and initiate and conduct clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (iii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iv) the impact of the regulatory environment and compliance complexities, including site-level approvals, conditions and clearances required prior to study commencement at each clinical site in Israel and Germany, and the timing and outcome of additional regulatory submissions and reviews in further EU member states, the United States, and other jurisdictions; (v) expectations regarding future partnerships or other relationships with third parties; (vi) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vii) Silexion’s ability to maintain its Nasdaq listing; and (viii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series E Ordinary Warrant sold in the Offering
4.2	Form of Pre-Funded Warrant sold in the Offering
4.3	Form of Placement Agent Warrant issued to the Placement Agent
10.1	Securities Purchase Agreement, dated August 11, 2026, by and between the Company and each investor party thereto
99.1	Press release issued by the Company on August 11, 2026 announcing the pricing of the Offering
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: August 13, 2026	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer